Exhibit 12.1

                                              SENIOR HOUSING PROPERTIES TRUST
                                     COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                       (Dollars in thousands, except ratio amounts)

                                                                        Year Ended December 31,
                                              ----------------------------------------------------------------------------
                                                   1999             1998            1997           1996          1995
                                              ---------------- --------------- --------------- -------------- ------------
  Net income                                          $14,834         $46,236         $44,723        $36,441      $31,062
  Fixed charges                                        18,768          19,293          16,958         14,719       16,937
                                              ---------------- --------------- --------------- -------------- ------------
  Adjusted Earnings                                   $33,602         $65,529         $61,681        $51,160      $47,999
                                              ================ =============== =============== ============== ============

  Fixed Charges:
  Interest expense                                    $18,768         $19,293         $16,958        $14,719      $16,937
                                              ---------------- --------------- --------------- -------------- ------------
  Total Fixed Charges                                 $18,768         $19,293         $16,958        $14,719      $16,937
                                              ================ =============== =============== ============== ============

  Ratio of Earnings to Fixed Charges                     1.8x            3.4x            3.6x           3.5x         2.8x
                                              ================ =============== =============== ============== ============